Exhibit 10.13

NetSuite, Inc.

AMENDED AND RESTATED SECURED PROMISSORY NOTE

$20,000,000	March 1, 2006
San Mateo, California

FOR VALUE RECEIVED, NetSuite, Inc., a California corporation (the “Company”), promises to pay to the order of TAKO Ventures, LLC, a California limited liability company, or its successors and assigns (the “Holder”), the principal sum of twenty million dollars ($20,000,000) or, if less, the outstanding principal amount of all Advances (as defined below) made under this Note and the Original Note (defined below), together with all accrued and unpaid interest payable hereunder, on February 28,2007 (the “Maturity Date”). Interest shall accrue and be payable as specified in Section 4. This Note amends, re-evidences, and supersedes in full, but does not in any way satisfy or discharge, the indebtedness owed under that certain Secured Promissory Note dated September 26,2005 in an original principal amount of $10,000,000 made by the Company in favor in the Holder (the “Original Note”).

THE OBLIGATIONS DUE UNDER THIS NOTE ARE SECURED BY AN AMENDED AND RESTATED SECURITY AGREEMENT (THE “SECURITY AGREEMENT”) DATED AS OF THE DATE HEREOF AND EXECUTED BY COMPANY FOR THE BENEFIT OF HOLDER. ADDITIONAL RIGHTS OF HOLDER ARE SET FORTH IN THE SECURITY AGREEMENT.

The following is a statement of certain rights of the Holder and certain conditions to which this Note is subject, and to which the Company and the Holder, by the acceptance of this Note, agree:

1. Definitions. As used in this Note, the following capitalized terms have the following meanings:

(a) “Advance” has the meaning set forth in Section 2.

(b) “Business Day” means a day (i) other than Saturday or Sunday, and (ii) on which commercial banks are open for business in the State of California.

(c) “Default Rate” means an interest rate of ten percent (10%) per annum.

(d) “Event of Default” has the meaning given in Section 6 hereof.

(e) “Highest Lawful Rate” means the maximum non-usurious rate of interest, as in effect from time to time, which may be charged, contracted for, reserved, received or collected by the Holder in connection with this Note under applicable law.

(f) “Holder” shall mean the person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

(g) “Interest Period” shall mean the period beginning on the 24th day of each month and continuing through earlier to occur of (i) the 23rd day of the next month or (ii) the Maturity Date. Notwithstanding the foregoing, the first Interest Period under this Note shall begin on February 1, 2006 and shall continue through February 23, 2006 (the “First Interest Period”).

(h) “Note” shall mean this Secured Promissory Note.

(i) “Obligations” means all debts, liabilities and obligations of the Company to the Holder under this Note and the Security Agreement, including all unpaid principal of this Note, all interest accrued hereon, and all other amounts payable by the Company to the Holder hereunder, whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined.

(j) “Prime Rate” means the rate of interest quoted in the Wall Street Journal, Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least 75% of the nation’s thirty (30) largest banks).

2. Advances.

(a) The Holder hereby agrees, on the terms and subject to the conditions set forth in this Note, to make loans (each such loan made under this Note or the Original Note is referred to herein individually as an “Advance” and collectively as the “Advances”) to the Company on or after the date of the Original Note and prior to the Maturity Date in an aggregate outstanding principal amount of up to twenty million dollars ($20,000,000). Unless otherwise agreed, each Advance will be made on the 24th day of a month (other than the first Advance of $2,000,000 which shall be made on March 3, 2006) or, if such day is not a Business Day, the first Business Day thereafter; provided that, except with respect to the first Advance, the Holder shall have received written notice at least five Business Days prior to the date of the proposed Advance. Such notice shall specify (i) the principal amount of the requested Advance (which shall be not less than five hundred thousand dollars ($500,000) (or a lesser amount if less than that amount is available as an Advance), (ii) the requested date of the Advance (which shall be the 24th day of a month or, if such day is not a Business Day, the first Business Day thereafter;), (iii) the wire transfer instructions for the account to which the Holder is to disburse the proceeds of the requested Advance, and (iv) that the conditions set forth in Section 2(b) of this Note are satisfied in respect of such Advance. The Company may repay Advances from time to time on the 24th day of a month or, if such day is not a Business Day, the first Business Day thereafter. Advances prepaid may be reborrowed in accordance with this Section 2(a).

(b) The obligation of the Holder to make any Advance is subject to the satisfaction of the condition that no Event of Default, or event or circumstance which with the giving of notice or lapse of time, or both, would constitute an Event of Default, shall have occurred or be continuing.

(c) The Holder shall record the date and amount of the Advances made, the amount of principal and interest due and payable from time to time hereunder, each payment thereof, and the resulting unpaid principal balance hereof, in the Holder’s internal records, and any such recordation shall be rebuttable presumptive evidence of the accuracy of the information so recorded; provided, however, that the Holder’s failure so to record shall not limit or otherwise affect the obligations of the Company hereunder to repay the principal of and interest on the Advances. Notwithstanding the foregoing, at the Holder’s request, the Company shall maintain such records on behalf of the Holder.

3. Use of Proceeds. The proceeds of all Advances under this Note shall be used for general corporate purposes.

4. Interest. Interest shall accrue on all outstanding principal from February 1, 2006 at a rate per annum equal to Prime Rate plus one percent (1.00%). The interest rate during each Interest Period shall be determined with reference to the Prime Rate on the first day of each Interest Period and shall remain in effect until the end of such Interest Period. Interest shall be computed on the basis of the actual number of days elapsed and a year of three hundred sixty-five (365) days. Accrued interest on the outstanding Advances during the preceding Interest Period shall be paid on the 24th day of each month or if such day is not a Business Day on the next Business Day thereafter and on the Maturity Date; provided, that accrued interest on the outstanding Advances during the First Interest Period shall be paid on March 1, 2006. During the existence of an Event of Default, all Obligations shall bear interest, at the option of the Holder, at the Default Rate.

5. Highest Lawful Rate. Anything herein to the contrary notwithstanding, if during any period for which interest is computed hereunder, the amount of interest computed on the basis provided for in this Note, together with all fees, charges and other payments which are treated as interest under applicable law, as provided for herein or in any other document executed in connection herewith, would exceed the amount of such interest computed on the basis of the Highest Lawful Rate, the Company shall not be obligated to pay, and the Holder shall not be entitled to charge, collect, receive, reserve or take interest in excess of the Highest Lawful Rate, and during any such period the interest payable hereunder shall be computed on the basis of the Highest Lawful Rate.

6. Events of Default. Any of the following events which shall occur shall constitute an “Event of Default”:

(a) the Company shall fail to pay when due any amount of principal or interest hereunder or other amount payable hereunder or under the Security Agreement; or

(b) the Company shall: (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or any material part of its property; (ii) admit in writing its inability to pay its debts generally as they mature; (iii) make a general assignment for the benefit of its or any of its creditors; (iv) be dissolved or liquidated in full or in part; (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it; or (vi) take or approve any action for the purpose of effecting any of the foregoing; or

(c) proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or any material part of its property, or a voluntary or involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect, shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement; or

(d) a default or event of default under any agreement of the Company shall occur that gives the holder of any other indebtedness for borrowed money of the Company the right to accelerate the maturity of such indebtedness; or

(e) a default or event of default shall occur under any agreement of the Company, other than an agreement specified in Section 6(d), that could reasonably be expected to result in damages in excess of $50,000 and Holder shall not have consented in writing to the occurrence of such default;

(f) The Company shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Note or the Security Agreement (other than those specified in Section 6(a) and (i) such failure shall continue for fifteen (15) days, or (ii) if such failure is not curable within such fifteen (15) day period, but is reasonably capable of cure within thirty (30) days, either (A) such failure shall continue for thirty (30) days or (B) the Company shall not have commenced a cure in a manner reasonably satisfactory to Holder within the initial fifteen (15) day period; or

(g) Any representation or warranty made or furnished by or on behalf of Company to Holder in writing in connection with this Note or the Security Agreement shall be false, incorrect, incomplete or misleading in any material respect when made or furnished.

Upon the occurrence of any Event of Default, (x) the Holder may at any time declare all unpaid Obligations to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Company; (y) the Holder may exercise all rights and remedies available to the Holder hereunder and under the Security Agreement and applicable law, and (z) in the case of an Event of Default described in Section 6(b) or 6(c), all unpaid Obligations shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly and irrevocably waived by the Company.

7. Successors and Assigns. Subject to the restrictions on transfer described in Section 9 and Section 10, the rights and obligations of the Company and the Holder shall be binding upon and inure to the benefit of the successors, assigns, heirs, administrators and transferees of the parties.

8. Amendments and Waivers. This Note may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by the Company and Holder. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

9. Transfer of this Note. Transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered Holder hereof as the owner and the Holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

10. Assignment or Delegation by the Company. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned or delegated in whole or in part by the Company without the prior written consent of Holder.

11. Notices. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon the Company or Holder under this Note shall be in writing and faxed, mailed or delivered to each party to the facsimile number or its address set forth in the Security Agreement (or to such other facsimile number or address as the recipient of any notice shall have notified the other in writing). All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the business day following the deposit with such service; (b) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when faxed, upon confirmation of receipt.

12. Expenses; Waivers. If action is instituted to collect this Note, the Company promises to pay on demand all costs and expenses, including reasonable attorneys’ fees and costs, incurred in connection with such action. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument. The Company shall reimburse Holder for all costs and expenses, including without limitation, reasonable attorneys’ fees and disbursements expended or incurred in the negotiation, documentation, execution and delivery of this Note and the Security Agreement and the transactions contemplated hereby and thereby up to a maximum of $25,000.

13. Further Assurance. The Company shall execute, acknowledge, deliver, file, notarize and register (at its own expense) all documents, instruments, certificates, agreements and assurances and provide all information and take or forbear from all such action as the Holder may reasonably deem necessary or appropriate to achieve the purposes of the Note or satisfy the obligations of the Company hereunder.

14. Severance. Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Note shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Note, or the validity or effectiveness of such provision in any other jurisdiction.

15. Cumulative Rights, etc. The rights, powers and remedies of Holder under this Note and the Security Agreement shall be in addition to all rights, powers and remedies given to Holder by virtue of any applicable law, rule or regulation of any governmental authority, the Security Agreement or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Holder’s rights hereunder. The Company waives any right to require Holder to proceed against any person or entity or to exhaust any collateral or to pursue any remedy in Holder’s power.

16. No Waiver. No course of dealing between the Company and the Holder or any delay on the part of the Holder in exercising any rights or remedies shall operate as a waiver of any such right or remedy of the Holder.

17. Construction. Each of the Security Agreement and this Note is the result of negotiations among, and has been reviewed by, the Company, Holder and their respective counsel. Accordingly, this Note and the Security Agreement shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against the Company or Holder.

18. Other Interpretive Provisions. References in this Note and the Security Agreement to any document, instrument or agreement (a) includes all exhibits, schedules and other attachments thereto, (b) includes all documents, instruments or agreements issued or executed in replacement thereof, and (c) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Note or Security Agreement refer to this Note or Security Agreement, as the case may be, as a whole and not to any particular provision of this Note or the Security Agreement, as the case may be. The words “include” and “including” and words of similar import when used in this Note or the Security Agreement shall not be construed to be limiting or exclusive.

19. Governing Law and Jurisdiction. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the internal laws of the State of California, without regard to the conflicts of law rules of the State of California or of any other jurisdiction.

20. Waiver of Jury Trial. EACH OF THE COMPANY AND THE HOLDER, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY AS TO ANY ISSUE RELATED HERETO IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS NOTE.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.

NETSUITE, INC.

By:	/s/ James McGeever
Name:
Its:	CFO

ACKNOWLEDGED AND AGREED as of this 10th day of March, 2006:

TAKO Ventures, LLC a California limited liability company

By:	Cephalopod Corporation, Manager

By:	/s/ Philip B. Simon
Name:	Philip B. Simon
Its:	President

AMENDED AND RESTATED SECURITY AGREEMENT

This Amended and Restated Security Agreement (as amended, modified or otherwise supplemented from time to time, this “Security Agreement”), dated as of March 1, 2006, is executed by NetSuite, Inc. (together with its successors and assigns, “Company”), in favor of TAKO Ventures, LLC (“Secured Party”).

RECITALS

A. Company has executed a secured promissory note, (as amended, modified or otherwise supplemented from time to time, the “Note”), in an aggregate principal amount of up to $20,000,000 in favor of Secured Party.

B. In order to induce Secured Party to extend the credit evidenced by the Note, Company has agreed to enter into this Security Agreement and to grant to Secured Party, the security interest in the Collateral described below. This Security Agreement amends, re-evidences, and supersedes in full, but does not in any way satisfy or discharge, the rights and obligations of the parties under that certain Security Agreement dated September 26, 2005 made by the Company in favor in the Secured Party (the “Original Security Agreement”).

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Company hereby agrees with Secured Party as follows:

1. Definitions and Interpretation. When used in this Security Agreement, the following terms have the following respective meanings:

“Collateral” has the meaning given to that term in Section 2 hereof.

“Lien” means, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the UCC or comparable law of any jurisdiction.

“Obligations” means all loans, advances, debts, liabilities and obligations, howsoever arising, owed by Company to Secured Party of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of the Note and the Original Security Agreement and this Security Agreement, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

“Permitted Liens” means (a) Liens for taxes not yet delinquent or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established; (b) Liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as carriers’, warehousemen’s, materialmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings; (c) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, and mechanic’s Liens, carrier’s Liens and other similar Liens to secure the performance of tenders, statutory obligations, contract bids, government contracts, performance and return of money bonds and other similar obligations, incurred in the ordinary course of business, whether pursuant to statutory requirements, common law or consensual arrangements; (d) Liens in favor of the Secured Party; (e) Liens made in the ordinary course of business upon any equipment acquired or held by Company to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, so long as such Lien extends only to the equipment financed, and any accessions, replacements, substitutions and proceeds (including insurance proceeds) thereof or thereto; (f) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default; (h) Liens made in the ordinary course of business which constitute rights of setoff of a customary nature or banker’s liens, whether arising by law or by contract; (i) Liens on insurance proceeds in favor of insurance companies granted solely as security for financed premiums; and (j) leases or subleases and licenses or sublicenses granted in the ordinary course of Company’s business.

“UCC” means the Uniform Commercial Code as in effect in the State of California from time to time.

All capitalized terms not otherwise defined herein shall have the respective meanings given in the Note. Unless otherwise defined herein, all terms defined in the UCC have the respective meanings given to those terms in the UCC.

2. Grant of Security Interest. As security for the Obligations, Company hereby pledges to Secured Party and grants to Secured Party a security interest of first priority in all right, title and interests of Company in and to the property described in Attachment 1 hereto, whether now existing or hereafter from time to time acquired (collectively, the “Collateral”).

Notwithstanding the foregoing, the security interest granted herein shall not extend to and the term “Collateral” shall not include any equipment or other property financed by a third party, provided that such third party’s Liens are Liens of the type described in subsection (e) of the definition of Permitted Liens.

3. General Representations and Warranties. Company represents and warrants to Secured Party that (a) Company is the owner of the Collateral (or, in the case of after-acquired Collateral, at the time Company acquires rights in the Collateral, will be the owner thereof) and that no other Person has (or, in the case of after-acquired Collateral, at the time Company acquires rights therein, will have) any right, title, claim or interest (by way of Lien or otherwise) in, against or to the Collateral, other than Permitted Liens; (b) by virtue of the prior filing of a UCC-1 financing statement with the California Secretary of State pursuant to (and on or about the date of) the Original Security Agreement, Secured Party has (or in the case of after-acquired Collateral, at the time Company acquires rights therein, will have) a first priority perfected security interest in the Collateral to the extent that a security interest in the Collateral can be perfected by such filing, except for Permitted Liens; (c) all Inventory has been (or, in the case of hereafter produced Inventory, will be) produced in compliance with applicable laws, including the Fair Labor Standards Act; (d) all accounts receivable and payment intangibles are genuine and enforceable against the party obligated to pay the same; (e) the originals of all documents evidencing all accounts receivable and payment intangibles of Company and the only original books of account and records of Company relating thereto are, and will continue to be, kept at the chief executive office of Company; (f) the execution, delivery and performance by Company of this Security Agreement and the Note and the consummation of the transactions contemplated hereby and thereby (i) are within the power of the Company and (ii) have been duly authorized by all necessary actions on the part of Company; (g) this Security Agreement and the Note have been duly executed and delivered by Company and constitute legal, valid and binding obligations of Company, enforceable against Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity; and (h) the execution and delivery by Company of the Security Agreement and the Note and the performance and consummation of the transactions contemplated hereby and thereby do not and will not (i) violate Company’s Articles of Incorporation or Bylaws or any material judgment, order, writ, decree, statute, rule or regulation applicable to Company; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other person or entity to accelerate (whether after the giving of notice or lapse of time, or both), any material mortgage, indenture, agreement, instrument or contract to which Company is a party or by which it is bound; or (iii) result in the creation or imposition of any lien upon any property, asset or revenue of the Company (other than the Lien arising under this Security Agreement) or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties.

4. Authorized Action by Secured Party. Company hereby irrevocably appoints Secured Party as its attorney-in-fact (which appointment is coupled with an interest) and agrees that Secured Party may perform (but Secured Party shall not be obligated to and shall incur no liability to Company or any third party for failure so to do) any act which Company is obligated by this Security Agreement to perform, and to exercise such rights and powers as Company might exercise with respect to the Collateral, including the right to (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral; (b) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Collateral; (c) make any compromise or settlement, and take any action it deems advisable, with respect to the Collateral; (d) insure, process and preserve the Collateral; (e) pay any indebtedness of Company relating to the Collateral; and (f) file UCC financing statements and execute other documents, instruments and agreements required hereunder; provided, however, that Secured Party shall not exercise any such powers granted pursuant to subsections (a) through (e) prior to the occurrence of an Event of Default and shall only exercise such powers during the continuance of an Event of Default. Company agrees to reimburse Secured Party upon demand for any reasonable costs and expenses, including attorneys’ fees, Secured Party may incur while acting as Company’s attorney-in-fact hereunder, all of which costs and expenses are included in the Obligations. It is further agreed and understood between the parties hereto that such care as Secured Party gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Collateral when in Secured Party’s possession; provided, however, that Secured Party shall not be required to make any presentment, demand or protest, or give any notice and need not take any action to preserve any rights against any prior party or any other person in connection with the Obligations or with respect to the Collateral.

5. Default and Remedies.

(a) Default. Company shall be deemed in default under this Security Agreement upon the occurrence and during the continuance of an Event of Default (as defined in the Note).

(b) Remedies. Upon the occurrence and during the continuance of any such Event of Default, Secured Party shall have the rights of a secured creditor under the UCC, all rights granted by this Security Agreement and by law, including the right to: (a) require Company to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party; and (b) prior to the disposition of the Collateral, store, process, repair or recondition it or otherwise prepare it for disposition in any manner and to the extent Secured Party deems appropriate. Company hereby agrees that ten (10) days’ notice of any intended sale or disposition of any Collateral is reasonable. In furtherance of Secured Party’s rights hereunder, Company hereby grants to Secured Party an irrevocable, non-exclusive license, exercisable without royalty or other payment by Secured Party, and only in connection with the exercise of remedies hereunder, to use, license or sublicense any patent, trademark, trade name, copyright or other intellectual property in which Company now or hereafter has any right, title or interest together with the right of access to all media in which any of the foregoing may be recorded or stored.

(c) Application of Collateral Proceeds. The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Secured Party at the time of, or received by Secured Party after, the occurrence of an Event of Default) shall be paid to and applied as follows:

(i) First, to the payment of reasonable costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys’ fees, incurred or made hereunder by Secured Party;

(ii) Second, to the payment to Secured Party of the amount then owing or unpaid to Secured Party (to be applied first to accrued interest and second to outstanding principal);

(iii) Third, to the payment of other amounts then payable to Secured Party under the Note or this Security Agreement; and

(iv) Fourth, to the payment of the surplus, if any, to Company, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

6. Miscellaneous.

(a) Notices. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Company or Secured Party under this Security Agreement shall be in writing and faxed, mailed or delivered to each party to the facsimile number or its address set forth below (or to such other facsimile number or address as the recipient of any notice shall have notified the other in writing). All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the business day following the deposit with such service; (b) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when faxed, upon confirmation of receipt.

Secured Party:

TAKO Ventures, LLC Attention: Philip B. Simon Howson & Simon CPAs, LP 101 Ygnacio Valley Road Suite 320 Walnut Creek, CA 94593 Telephone: (925) 977-9064 Facsimile: (925) 977-9099

with a copy to:

Robert McCoy, Esq. Dudnick Detwiler Rivin & Stikker LLP 351 California St. 15th Floor San Francisco, CA 94104 Telephone: (415) 955-1836 Facsimile: (415) 982-1401

Company:

NetSuite, Inc. 2955 Campus Drive, Suite 100 San Mateo, CA 94403-2511 Telephone: (650)-627-1000 Facsimile: (650) 627-1001

with a copy to:

Raj S. Judge 650 Page Mill Rd. Palo Alto, CA 94304 Telephone: (650) 320-4710/320-4688 Facsimile: (650)493-6811

(b) Termination of Security Interest. Upon the payment in full of all Obligations, the security interest granted herein shall terminate and all rights to the Collateral shall revert to Company. Upon such termination Secured Party hereby authorizes Company to file any UCC termination statements necessary to effect such termination and Secured Party will execute and deliver to Company any additional documents or instruments as Company shall reasonably request to evidence such termination.

(c) Nonwaiver. No failure or delay on Secured Party’s part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

(d) Amendments and Waivers. This Security Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Company and Secured Party. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

(e) Assignments. This Security Agreement shall be binding upon and inure to the benefit of successors, assigns, heirs, administrators and transferees of the parties; provided, however, that Company may not sell, assign or delegate rights and obligations hereunder without the prior written consent of Secured Party.

(f) Cumulative Rights, etc. The rights, powers and remedies of Secured Party under this Security Agreement shall be in addition to all rights, powers and remedies given to Secured Party by virtue of any applicable law, rule or regulation of any governmental authority, the Note or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Secured Party’s rights hereunder. Company waives any right to require Secured Party to proceed against any person or entity or to exhaust any Collateral or to pursue any remedy in Secured Party’s power.

(g) Payments Free of Taxes, Etc. All payments made by Company under this Security Agreement or the Note shall be made by Company free and clear of and without deduction for any and all present and future taxes, levies, charges, deductions and withholdings. In addition, Company shall pay upon demand any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Security Agreement. Upon request by Secured Party, Company shall furnish evidence satisfactory to Secured Party that all requisite authorizations and approvals by, and notices to and filings with, governmental authorities and regulatory bodies requisite for proper execution, delivery, registration, performance and enforcement of this Security Agreement have been obtained and made and that all requisite taxes, levies and charges have been paid.

(h) Partial Invalidity. If at any time any provision of this Security Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Security Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

(i) Construction. Each of this Security Agreement and the Note is the result of negotiations among, and has been reviewed by, Company, Secured Party and their respective counsel. Accordingly, this Security Agreement and the Note shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against Company or Secured Party.

(j) Entire Agreement. This Security Agreement and the Note constitute and contain the entire agreement of Company and Secured Party and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(k) Other Interpretive Provisions. References in this Security Agreement and the Note to any document, instrument or agreement (a) includes all exhibits, schedules and other attachments thereto, (b) includes all documents, instruments or agreements issued or executed in replacement thereof, and (c) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Security Agreement or the Note refer to this Security Agreement or the Note, as the case may be, as a whole and not to any particular provision of this Security Agreement or the Note, as the case may be. The words “include” and “including” and words of similar import when used in this Security Agreement or the Note shall not be construed to be limiting or exclusive.

(l) Governing Law. This Security Agreement and all actions arising out of or in connection with this Security Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without regard to the conflicts of law rules of the State of California or of any other jurisdiction (except to the extent governed by the UCC).

(m) Counterparts. This Security Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

(n) Further Assurances. Company shall execute, acknowledge, deliver, file, notarize and register (at its own expense) all documents, instruments, certificates, agreements and assurances and provide all information and take or forbear from all such action as Secured Party may reasonably deem necessary or appropriate to achieve the purposes of the Security Agreement or satisfy the obligations of the Company hereunder.

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IN WITNESS WHEREOF, Company has caused this Security Agreement to be executed as of the day and year first above written.

NETSUITE, INC.

By:	/s/ James McGeever
Name:
Title:

AGREED:

TAKO VENTURES, LLC a California limited liability company

By:	Cephalopod Corporation, Manager

By:	/s/ Philip B. Simon
Name:	Philip B. Simon
Its:	President

ATTACHMENT 1

TO SECURITY AGREEMENT

All right, title, interest, claims and demands of Company in and to the following property:

(i) All goods and equipment now owned or hereafter acquired, including, without limitation, all laboratory equipment, computer equipment, office equipment, machinery, fixtures, vehicles, furniture and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

(ii) All inventory now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Company’s custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Company’s books relating to any of the foregoing;

(iii) All contract rights, general intangibles, health care insurance receivables, payment intangibles and commercial tort claims, now owned or hereafter acquired, including, without limitation, all patents, patent rights (and applications and registrations therefor), trademarks and service marks (and applications and registrations therefor), inventions, copyrights, mask works (and applications and registrations therefor), trade names, trade styles, software and computer programs, trade secrets, methods, processes, know how, drawings, specifications, descriptions, and all memoranda, notes, and records with respect to any research and development, goodwill, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer disks, computer tapes, literature, reports, catalogs, design-rights, income tax refunds, payments of insurance and rights to payment of any kind and whether in tangible or intangible form or contained on magnetic media readable by machine together with all such magnetic media;

(iv) All now existing and hereafter arising accounts, accounts receivable, contract rights, royalties, license rights and all other forms of obligations owing to Company arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Company (subject, in each case, to the contractual rights of third parties to require funds received by Company to be expended in a particular manner), whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Company and Company’s books relating to any of the foregoing;

(v) All documents, cash, deposit accounts, letters of credit, letter of credit rights, supporting obligations, certificates of deposit, instruments, chattel paper, electronic chattel paper, tangible chattel paper and investment property, including, without limitation, all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, now owned or hereafter acquired and Company’s books relating to the foregoing; and

(vi) Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof, including, without limitation, insurance, condemnation, requisition or similar payments and the proceeds thereof.

FIRST AMENDMENT

TO

AMENDED AND RESTATED SECURED PROMISSORY NOTE

This FIRST AMENDMENT, dated as of February 5, 2007 (this “First Amendment”), to the Amended and Restated Secured Promissory Note, dated as of March 1, 2006 (the “Note”) is entered into by and between TAKO VENTURES, LLC, a California limited liability company (the “Holder”) and NETSUITE, INC., a California corporation (“Company”).

Recitals:

A. Company and the Holder are parties to the Note which is secured by that certain Amended and Restated Security Agreement, dated as of March 1, 2006, entered into by Company in favor of the Holder (the “Security Agreement”).

B. Company has requested that the Maturity Date of the Note be extended, and the Holder, subject to the terms and conditions set forth herein, is willing to make such a change.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions; Interpretation. Unless otherwise defined herein, all capitalized terms used herein and defined in the Note shall have the respective meanings given to those terms in the Note. Other rules of construction set forth in the Note, to the extent not inconsistent with this First Amendment, apply to this First Amendment and are hereby incorporated by reference.

2. Amendment to Note. Upon the execution of this First Amendment by each party hereto, the date “February 28, 2007” set forth as the Maturity Date in the first paragraph of the Note shall be amended to read “February 28, 2008”.

3. Effect of First Amendment. On and after the date hereof, each reference to the Note in the Note or in the Security Agreement shall mean the Note as amended by this First Amendment. The execution, delivery and effectiveness of this First Amendment shall not operate as a waiver of any right, power, or remedy of the Holder, nor constitute a waiver of any provision of the Note or the Security Agreement.

4. Representations and Warranties. Company hereby represents and warrants to the Holder that:

(a) Company is a corporation duly organized, validly existing and in good standing under the laws of California; (ii) Company has the full corporate power, authority and legal right and has obtained all necessary approvals, consents and given all notices to execute and deliver this First Amendment and perform the terms thereof; and (iii) this First Amendment has been duly executed and delivered by Company and constitutes the valid, binding and enforceable obligation of Company.

(b) No Event of Default, or event that with the passage of time or the giving of notice or both would constitute an Event of Default, under the Note has occurred and is continuing.

5. Full Force and Effect. The Note, as amended above, and the Security Agreement remain in full force and effect.

6. Headings. Headings in this First Amendment are for convenience of reference only and are not part of the substance hereof.

7. Governing Law. This First Amendment shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules.

8. Counterparts. This First Amendment may be executed in any number of identical counterparts, any set of which signed by both of the parties hereto shall be deemed to constitute a complete, executed original for all purposes.

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IN WITNESS WHEREOF, Company and the Holder have caused this First Amendment to be executed as of the date first above written.

NETSUITE, INC.

By:	/s/ James McGeever
Name:	James McGeever
Title:	Chief Financial Officer

TAKO VENTURES, LLC

By:	Cephalopod Corporation, Manager

By:	/s/ Paul Marinelli
Name:	Paul Marinelli
Title:	Vice President